Exhibit 99.2

Contacts:	Investors	Media
	G. Marc Baumann	Michael K. Wolf
	Executive Vice President	Executive Vice President
	(312) 274-2199	(312) 274-2070
	mbaumann@standardparking.com	mwolf@standardparking.com

FOR IMMEDIATE RELEASE

Standard Parking Corporation and Central Parking Corporation

Announce Agreement to Merge

Deal will Create Leading Provider of Outsourced Parking Facility Management,

Transportation and Related Services

CHICAGO, Feb. 29, 2012 – Standard Parking Corporation (NASDAQ:STAN) today announced that it has signed a definitive Agreement and Plan of Merger with Central Parking Corporation. When completed, the transaction will add more than 2,200 locations and approximately 1 million parking spaces to Standard Parking’s portfolio across the United States. Standard Parking will pay total consideration comprised of cash, Standard Parking stock and the assumption of Central Parking debt.

“This transformational merger with Central Parking will enable us to cross-sell our SP Plus® transportation, maintenance and security service line expertise across an expanded location base to create the preferred provider of outsourced parking facility management, maintenance, transportation and security services,” said James Wilhelm, President and Chief Executive Officer of Standard Parking Corporation. “In addition, Central Parking’s direct-to-consumer marketing programs and advanced technology applications, including Central Parking’s Focus Point remote management division, as well as its USA Parking valet expertise, will enhance our strategy of transforming customer and client service in our industry, adding value to the entire platform.”

James A. Marcum, President and Chief Executive Officer of Central Parking, said, “We are excited to join forces with Standard Parking and combine the best of both companies. Central Parking’s focus on the customer’s parking experience and direct marketing through our fifty consumer-facing websites, plus our iPhone and Android apps, will add value across our combined customer and client base. In addition, Standard Parking’s SP Plus® Gameday division will fit extremely well with our technology offerings and our stadiums, arenas and other venues.”

Mr. Wilhelm added, “Effectively doubling the size of the company will allow us to save costs by eliminating duplicate infrastructure and leveraging the combined company’s purchasing volume. We expect to generate annual run-rate cost synergies of at least $20 million by the end of the second year after closing. We’re confident that we can achieve these cost efficiencies through a variety of measures, which will include a headcount reduction expected to be less than two percent of the combined work force.”

February 29, 2012

Marc Baumann, Executive Vice President and Chief Financial Officer of Standard Parking, said, “We very much appreciate the support of our business and management team reflected by our banks, BofA Merrill Lynch, Wells Fargo, J. P. Morgan Chase, US Bank, First Hawaiian Bank and GE Antares Capital, in committing to provide a $450 million senior credit facility for this transaction.”

The Boards of Directors of both companies have approved the transaction. Robert S. Roath, Standard Parking’s Chairman, said, “We are very excited about this merger’s upside, and look forward to welcoming all of Central Parking’s professionals when this deal is consummated.” Gordon H. Woodward, Kohlberg & Company’s Chief Investment Officer and a member of Central Parking’s Board of Directors, similarly stated, “We’re anxious to roll up our sleeves and get to work after closing so that we can collectively generate even more long-term value for the stockholders.”

Mr. Wilhelm concluded by noting, “This transaction aligns with Standard Parking’s disciplined merger and acquisition strategy, and will provide tangible, compelling opportunities to create value for stockholders. The combined company’s strong free cash flow should enable us to make substantial additional investments in parking-related technology to accelerate development of new products and services that will improve our customers’ parking experience. Our free cash flow also should enable us to reach a debt coverage ratio of 2.5x within three years, consistent with our long-term objective of achieving debt levels consistent with those of companies having investment grade ratings. At the end of the day, we’re convinced that this merger bodes very well for our stockholders, our clients, our parking customers and our employees as our company grows in the years ahead.”

The stockholders of Central Parking have voted to approve the transaction. The transaction remains subject to Standard Parking stockholder approval, antitrust and other regulatory review, consummation of financing and other customary closing conditions. Until the closing of the transaction, Standard Parking and Central Parking will continue to operate as independent companies, and will remain committed to providing superior service to create value for their clients and customers.

With an expected transaction close in the third quarter of 2012, it is anticipated that the transaction will be accretive to earnings per share within three years.

Details of the Transaction

At closing, Standard Parking will issue additional shares of common stock such that Central Parking’s stockholders will hold 6.16 million shares, or 28%, of the combined company on a diluted basis (subject to reduction under certain circumstances as provided in the merger agreement). Additionally, Central Parking’s stockholders will be entitled to receive a total of $27 million of cash consideration (subject to adjustment as provided in the merger agreement) to be paid in three years to the extent it is not used to satisfy indemnity obligations that may arise under the agreement.

In conjunction with the transaction, Standard Parking also will assume approximately $210 million of Central Parking’s debt net of cash acquired, which will be refinanced at closing using the proceeds of the combined company’s new $450 million senior credit facility. Standard Parking has received commitment letters for this facility from BofA Merrill Lynch, Wells Fargo, J. P. Morgan Chase, US Bank, First Hawaiian Bank and GE Antares Capital.

February 29, 2012

Upon closing, Standard Parking’s Board of Directors will expand from five to eight members, with the three new Board members being representatives of Central Parking’s stockholders.

About the Combined Company

The combined company’s leadership will represent the best of both organizations, including individuals who are best qualified to integrate and lead the company. James Wilhelm and Marc Baumann, Standard Parking’s current CEO and CFO, respectively, will continue in the same capacities at the combined company. James Marcum, Central Parking’s current CEO, will become the combined company’s COO. Tom Hagerman, Standard Parking’s current COO, will assume a new role with chief responsibility for all of the combined company’s business development efforts throughout North America.

The combined company’s headquarters will be in Chicago, where Standard Parking first established its business in 1929. The Company also will maintain a major support office in Nashville. Further details regarding the structure, leadership and integration plans will be forthcoming as appropriate.

After the closing, the combined company will continue to conduct operations using the existing Standard Parking and Central Parking brands while a thorough evaluation of the go-forward brand strategy is conducted.

Additional Information

BofA Merrill Lynch is acting as financial advisor, and Katten Muchin Rosenman LLP is acting as legal counsel, to Standard Parking. Ernst & Young LLP is providing transaction advisory and due diligence services. Booz & Company is acting as integration advisors, and FTI Consulting serves as communications advisors.

Ropes & Gray LLP and Wilmer Cutler Pickering Hale and Dorr LLP are acting as legal counsel to Central Parking. PriceWaterhouseCoopers LLP is providing transaction advisory and due diligence services. Klehr Harrison Harvey Branzburg LLP is acting as legal counsel to Lubert-Adler Partners, L.P. Sullivan & Cromwell LLP is acting as legal counsel to Versa Capital Management, LLP.

For more information about the transactions, please access our transaction specific website at: www.standardparkingevolution.com.

Conference Call/Webcast

Standard Parking will host a conference call with investors and analysts to discuss the transaction today at 9:00 a.m. (EST), 8:00 a.m. (CST), which will be available live and in replay soon thereafter via webcast. Participants may also listen to the live webcast by phone by dialing 877-359-9549, which is a listen-only line.

To listen to the live call via webcast, individuals are directed to the Standard Parking’s Investor Relations page at http://ir.standardparking.com at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available soon after the call on the Standard Parking website and can be accessed for 30 days after the call.

February 29, 2012

About Standard Parking

Standard Parking is a leading national provider of parking facility management, ground transportation and other ancillary services. With approximately 12,000 employees, Standard Parking manages approximately 2,200 facilities, containing over 1.2 million parking spaces in hundreds of cities across North America, including parking-related and shuttle bus operations serving more than 60 airports. More information can be found at www.standardparking.com.

More information about Standard Parking is available at http://ir.standardparking.com. You should not construe the information on this website to be a part of this release. Standard Parking’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the Company’s website.

About Central Parking

Central is a leader in parking management serving large and small property owners, infrastructure funds and governmental clients to maximize service, revenue and value creation. With operations in 39 states and Puerto Rico, Central Parking’s locations include: mixed-use developments, office buildings, hotels, stadiums and arenas, airports, hospitals, universities, municipalities, and toll roads. In addition, through its USA Parking subsidiary, Central is one of the premier valet operators in the nation with more four and five diamond luxury properties including hotels and resorts than any other valet competitor. Central’s over one million parking spaces operate under the brands Central Parking System, CPS Parking, New South Parking and USA Parking. Central Parking is owned by affiliates of Kohlberg & Company, L.L.C., Lubert-Adler Partners, L.P. and Versa Capital Management, LLC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expected cost synergies and other anticipated benefits of the proposed merger of Standard Parking Corporation (“Standard”) and the parent of Central Parking Corporation (“Central”), the expected future operating results of the combined company, the expected timing of completion of the merger and the other expectations, beliefs, plans, intentions and strategies of Standard. Standard has tried to identify these statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and “will” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management’s control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including the following:

Relating to the Merger Transaction

•	the risk that the proposed business combination transaction is not completed on a timely basis or at all;
•	the ability to integrate Central into the business of Standard successfully and the amount of time and expense spent and incurred in connection with the integration;
•	the risk that the economic benefits, cost savings and other synergies that Standard anticipates as a result of the transaction are not fully realized or take longer to realize than expected;

February 29, 2012

•	the risk that certain risk and liabilities associated with the transaction have not been discovered;
•

the risk that Standard or Central may be unable to obtain antitrust or other regulatory clearance required for the transaction, or that required antitrust or other regulatory clearance may delay the transaction or result in the imposition of conditions that could adversely affect the operations of the combined company or cause the parties to abandon the transaction;

•	the risk that any necessary third party consents may not be obtained, that the financing may not be consummated or that other conditions of the acquisition are not satisfied;
•	the effects of litigation that may be filed in connection with the transaction;
•	the impact of the issuance of Standard’s common stock as consideration for the acquisition on Standard’s current holders of common stock, including dilution of their ownership and voting interests;
•	adverse effects on the market price of Standard’s common stock caused by the sale of such stock held by Central stockholders following the merger;
•	the effect of the acquisition on Standard’s and Central’s relationship with their respective clients and personnel; and
•	adverse effects on the market price of Standard’s common stock and on Standard’s operating results because of a failure to complete the transaction.

Relating to the Business Generally

•	intense competition;
•	the loss, or renewal on less favorable terms, of management contracts and leases;
•	adverse litigation judgments or settlements;
•	the loss of key employees;
•	changes in general economic and business conditions or demographic trends;
•	the impact of public and private regulations;
•	the financial difficulties or bankruptcy of Standard’s major clients;
•	insurance losses that are worse than expected or adverse events not covered by insurance;
•	labor disputes;
•	extraordinary events affecting parking at facilities that Standard manages, including emergency safety measures, military or terrorist attacks, cyber terrorism and natural disasters;
•	state and municipal government clients that sell or enter into long-term leases of parking-related assets;
•	uncertainty in the credit markets;
•	availability, terms and deployment of capital; and
•	Standard’s ability to obtain performance bonds on acceptable terms.

For a detailed discussion of factors that could affect Standard’s future operating results, please see Standard’s filings with the SEC, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, Standard undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances, future events or for any other reason.

Additional Information

The shares of Standard’s common stock to be issued as consideration under the merger agreement will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and, unless so registered, such shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to buy or sell securities, or a solicitation of any vote or approval, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

February 29, 2012

Standard intends to file with the SEC a proxy statement and other relevant materials in connection with the proposed business combination transaction referenced in this press release. Before making any voting decision with respect to the proposed transaction, Standard stockholders are urged to read the proxy statement when it becomes available, and as it may be amended from time to time, because it will contain important information regarding the proposed transaction. Standard’s stockholders may obtain a free copy of the proxy statement and other relevant materials, when available, and other documents filed by Standard with the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the proxy statement, when available, will be provided free of charge by Standard to all of its stockholders. Additional requests for proxy statements and other relevant materials should be directed to Standard Parking Investor Relations, 900 N. Michigan Ave., Chicago, IL 60611 or by email at investor_relations@standardparking.com.

Standard and Central and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Standard’s stockholders with respect to the proposed transaction. Any interests of the executive officers and directors of Standard and Central in the proposed transaction will be described in the proxy statement, when it becomes available. For additional information about Standard’s executive officers and directors, see Standard’s proxy statement filed with the SEC on March 28, 2011.